EXHIBIT 10.39

TERMINATION AND RELEASE AGREEMENT

TERMINATION AND RELEASE AGREEMENT (this “Agreement”) dated as of October 1, 2010, by and among Genesis Fluid Solutions Holdings, Inc., a Delaware corporation (“Holdings”), Genesis Fluid Solutions, Ltd, , a Colorado corporation (“GFS”), and Michael Hodges (“MH” and, together with GFS and Company, as well as all predecessors, successors, officers, directors, employees and affiliates thereof, the “GFS Parties”), on the one hand, and Sichenzia Ross Friedman Ference LLP, a New York limited liability partnership (as well as predecessors, successors, present or former members, partners, associates, employees and affiliates thereof and any and all present or former firms with which any such person is or has been associated with “SRFF”), on the other hand.  The GFS Parties and SRFF are referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the GFS Parties engaged SRFF to provide certain legal representation and in addition, pursuant to that certain escrow agreement dated as of October 30, 2009 (the “Escrow Agreement”), to serve as Escrow Agent with respect to the Escrowed Shares, as such terms are defined in the Escrow Agreement (the “SRFF Representation”).

WHEREAS, the terms and conditions for payment of the SRFF Representation were to be governed by that certain engagement letter by and among the Parties dated as of October 30, 2009 (the “SRFF Engagement Letter”).

WHEREAS, the Parties desire to terminate the SRFF Representation and the Escrow Agreement (other than Sections 9, 12, 14, 16, 17, 18, 19, 20, 21 and 22 of the Escrow Agreement, collectively, the “Surviving Escrow Provisions”) (and any other legal, advisory or commercial relationship between any GFS Party and SRFF), provide joint instructions for disposition of the Escrowed Shares in the Escrow Account (as defined in the Escrow Agreement) and to provide the Parties with the releases and other accommodations contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Termination of Relationship.  The Parties acknowledge and agree that the SRFF Representation has terminated, and that there is no other legal representation relationship, advisory relationship, commercial relationship or any relationship whatsoever between the GFS Parties, on the one hand, and SRFF, on the other hand (collectively, “Relationship”). The GFS Parties have been informed that they should obtain successor counsel in order to protect their respective rights, and that SRFF is not responsible for any legal advice or services to be provided to the GFS Parties, including with respect to this Agreement. Without limiting the generality of the foregoing, (a) the SRFF Engagement Letter and the Escrow Agreement, other than the Surviving Escrow Provisions, and any other agreement, document or instrument governing, covering or relating to any Relationship, shall be terminated and of no force or effect

(including, for the avoidance of doubt, any provisions of any such agreement, document or instrument which by its terms survives termination of such agreement, document or instrument other than any provision required by the rules of any bar association to survive termination), and (b) no Party shall have any liability, obligation (whether performance, monetary or otherwise) or responsibility (collectively, “Obligation”) to any other Party in connection with, in respect of, arising out of, or related to, the SRFF Representation or any other Relationship, other than (i) SRFF’s attorney client confidentiality and similar type attorney obligations under applicable law or bar rules, (ii) GFS’ payment of the Final Payment (as defined in and in accordance with Section 2 below), (iii) SRFF’s performance of the Final Delivery (as defined in and in accordance with Section 3 below); and (iv) each Party’s compliance with this Agreement.  In addition, the GFS Parties consent to the withdrawal of SRFF as counsel in any and all litigation matters, including, without limitation, Big Fuel Communications, LLC v Genesis Fluid Solutions Holdings, Inc. (NY Supreme Court No. 1013821/2010).  No further legal fees shall be incurred by Holdings or GFS to SRFF in connection with SRFF’s withdrawal as counsel in the litigation, nor as to the transfer of files or any other matter for which SRFF was responsible.

               2.           Final Payment.  Within 1 day after the date hereof, GFS shall pay to SRFF the sum of $11,000.00 via wire transfer to the following account Wire to: Citibank New York, NY 10103, A/C of Sichenzia Ross Friedman Ference LLP, A/C#: 49206659, ABA#: 021000089 (the “Final Payment”).  Notwithstanding anything to the contrary contained in the SRFF Engagement Letter or any other agreement, document or instrument the Parties acknowledge and agree that the Final Payment shall be full and final payment of all Obligations of the GFS Parties to SRFF in connection with, in respect of, arising out of, or related to, the SRFF Representation and any other Relationship.  Without limiting the foregoing, SRFF hereby waives, releases and disclaims any rights or claims to any other amounts (besides the Final Payment) and any stock or securities of GFS (including, without limitation, 10,000 shares of common stock, par value 0.0001 per share of Cherry Tankers, Inc. (Cert No 1078)(the “CT Certificate”) (other than shares of common stock issued and outstanding and previously paid to SRFF pursuant to the SRFF Engagement Letter).

3.           Final Delivery.  Immediately after the date hereof, SRFF shall deliver to Elliott H. Lutzker, Esq., counsel for GFS, at 666 Fifth Avenue, Suite 2800, New York, NY 10103 the Escrowed Shares and the CT Certificate, as well as all GFS records and files in its possession (the “Final Delivery”).

4.           GFS Parties Release.  Each GFS Party, on behalf of itself and such GFS Party’s officers, directors, stockholders, partners, members, managers, employees, representatives, agents, affiliates, successors, heirs and permitted assigns (collectively (including each GFS Party), the “GFS Releasors”), hereby forever fully and irrevocably releases and discharges SRFF and SRFF’s officers, directors, stockholders, partners, members, managers, employees, representatives, agents, affiliates, successors, heirs and permitted assigns (collectively (including SRFF), the “SRFF Released Parties”) of and from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, judgments, settlements, losses, demands, liabilities, accountings, obligations (whether performance, monetary or otherwise), covenants, agreements, controversies, promises, charges, costs, fees, expenses (including, without limitation, attorneys’, accountants’ and outside advisors’ fees, expenses and disbursements), liens, encumbrances, assessments, and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, contingent or otherwise, which such GFS Releasors, or any one or more of them, had, has, may have had or may have at any time against the SRFF Released Parties, or any one or more of them, in connection with, in respect of, arising out of, or related to, the SRFF Representation, the Escrow Agreement or any other Relationship (collectively, “SFRR Released Claims”).  The GFS Releasors hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, adjudication or proceeding of any kind, in any court or before any tribunal or adjudicative authority, against any SRFF Released Party based upon, in connection with, in respect of, arising out of, or related to, any GFS Released Claim.  Notwithstanding anything contained in this Section 4 to the contrary, the releases and covenants set forth in this Section 4 shall not apply to: (a) SRFF’s attorney client confidentiality and similar type attorney obligations under applicable law or bar rules; (b) SRFF’s performance of the Final Delivery under Section 3 above; or (c) SRFF’s compliance with this Agreement.

5.           SRFF Release.   Upon receipt by SRFF of the Final Payment, SRFF, on behalf of itself and its officers, directors, stockholders, partners, members, managers, employees, representatives, agents, affiliates, successors, heirs and permitted assigns (collectively (including SRFF), the “SRFF Releasors”), hereby forever fully and irrevocably releases and discharges each GFS Party and such GFS’ Party’s officers, directors, stockholders, partners, members, managers, employees, representatives, agents, affiliates, successors, heirs and permitted assigns (collectively (including each GFS Party), the “GFS Released Parties”) of and from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, judgments, settlements, losses, demands, liabilities, accountings, obligations (whether performance, monetary or otherwise), covenants, agreements, controversies, promises, charges, costs, fees, expenses (including, without limitation, attorneys’, accountants’ and outside advisors’ fees, expenses and disbursements), liens, encumbrances, assessments, and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, contingent or otherwise, which such SRFF Releasors, or any one or more of them, had, has, may have had or may have at any time against the GFS Released Parties, or any one or more of them, in connection with, in respect of, arising out of, or related to, the SRFF Legal Representation or any other Relationship (collectively, “SRFF Released Claims”).  The SRFF Releasors hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, adjudication or proceeding of any kind, in any court or before any tribunal or adjudicative authority, against any GFS Released Party based upon, in connection with, in respect of, arising out of, or related to, any SRFF Released Claim.  Notwithstanding anything contained in this Section 5 to the contrary, the releases and covenants set forth in this Section 5 shall not apply to (a) GFS’ payment of the Final Payment under Section 2 above; (b) the GFS Parties’ compliance with this Agreement; or (c) any fraud on the part of a GFS Party.

6.           Confidentiality; Non-Disparagement.  Each Party agrees to keep the existence of this Agreement and its terms and conditions confidential and not to disclose same to any person or entity, except (a) to the extent required to disclose any portion to a governmental authority, court or tribunal in accordance with a valid order of any of the foregoing and (b) in connection with any claim under Section 4(a)-(d) or Section 5 (a)-(c) under this Agreement.  The GFS Parties, on the one hand, and SRFF, on the other hand, agree not to make any statements or communications with the intent (or having a reasonable probability) that such statements or communications disparage the other.

7.           Assignment.  This Agreement shall bind and inure to the benefit of only the Parties and their permitted successors and assigns.  No Party may assign or delegate any of such Party’s rights or obligations under this Agreement without the express prior written consent of the other Parties.  Any attempted assignment or delegation by a Party which does not comply with this paragraph shall be void.

8.           Notices.  All notices and other communications hereunder shall be effective only if in writing and shall be deemed given when (a) delivered in person, (b) delivered by private courier (with confirmation of delivery), (c) five (5) business days after being deposited in  U.S. mail, first-class, registered or certified, return receipt requested, with postage paid, or (d) if sent by facsimile, on the day such notice is sent if sent (as evidenced by the facsimile confirmation receipt) on a business day prior to 5:00 p.m. New York City Time and, if sent after 5:00 p.m. New York City Time or on a non-business day, on the next business day after which such notice is sent, in any such case if sent to the addresses (and/or facsimile number) listed on the signature page to this Agreement or to such other address as any Party shall designate by written notice to the other Parties hereto in accordance herewith.

9.           Amendment; Waiver.  This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Parties.  No waiver by a Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving.  The waiver by any Party in one instance shall not operate or be construed as a waiver of any subsequent breach or performance.  No delay or omission on the part of any Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude other or further exercise thereof, or the exercise of any other right, power or privilege.  The rights and remedies provided in this Agreement are cumulative and are in addition to all rights or remedies that a Party otherwise may have in law or in equity or by statute or otherwise.

10.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

11.           Consent to Jurisdiction.  The Parties (a) irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of the State of New York, located in the borough of Manhattan and/or the United States District Courts for the Southern District of New York in the event of any action or proceeding related to this Agreement or the relationship of the respective Parties for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in such courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts.

12.           Enforcement Expenses.  If any suit, action or proceeding at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

13.           Specific Performance.  The Parties agree that due to the unique subject matter of this Agreement, monetary damages will be insufficient to compensate the Parties, in the event of a breach by SRFF or a GFS Party of the provisions of this Agreement.  Accordingly, the Parties agree that the non-breaching Party or Parties shall be entitled (without prejudice to any other right or remedy to which such non-breaching Party or Parties may be entitled) to an appropriate decree of specific performance or an injunction restraining any violation by the breaching Party or Parties of this Agreement or other equitable remedies to enforce this Agreement (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching Party or Parties waives in any action or proceeding brought to enforce this Agreement the defense that there exists an adequate remedy at law.

14.           Waiver of Jury Trial.  Each Party knowingly waives, to the fullest extent permitted by applicable law, trial by jury in any suit, action or proceeding with respect to, in connection with, or arising out of this Agreement.

15.           Entire Agreement.   This Agreement set forth the entire understanding of the Parties hereto and supersede all prior agreements relating to the same subject matter.

16.           Severability.  If any provision of this Agreement shall be declared by any court, adjudicative authority or governmental authority having jurisdiction to be illegal, void or unenforceable, all other provisions shall be unaffected and remain in full force and effect.  If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

                17.           Neutral Construction.  In view of the fact that each of the Parties has been represented by such Party’s own counsel and this Agreement has been fully negotiated by all Parties, the legal principle that ambiguities in a document are construed against the draftsperson of that document shall not apply to this Agreement.

18.           Signatures.  This Agreement shall be effective upon delivery of original signature pages, facsimile copies or electronic copies via e-mail executed by each of the Parties (it being acknowledged and agreed that facsimile and electronic copies of executed signature pages shall have the same force and effect as originally executed signature pages).

19.           Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and none of the Parties need execute the same counterpart.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GENISIS FLUID SOLUTIONS HOLDINGS, INC.

By:           ______________________________
  Name: Mary Losty
  Title: _________________________
Address:  2316 N. Wahsatch Ave.# 245Colorado Springs, CO 80907
Facsimile: (719) 210-6646

GENISIS FLUID SOLUTIONS, LTD.

By:           ______________________________
Name: Michael Hodges
Title: _________________________
Address:
Facsimile:

MICHAEL HODGES

____________________________________
Address:
Facsimile:

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By:           ______________________________
Name: ________________________
Title: _________________________

Address: 61 Broadway
                 32nd Floor
                 New York, NY 10006
Facsimile:212.930.9725